October 29, 2019

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this presentation regarding expectations for the use of offering proceeds, future financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. These forward-looking statements are based on information available as of the date of this presentation and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: • our ability to consummate the transactions described herein; • availability of commercially reasonable and accessible sources of liquidity and bonding; • our ability to generate cash flow and liquidity to fund operations; • the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate; • our ability to identify acquisition candidates, integrate acquired businesses and realize upon the expected benefits of the acquisition of CCS and William Charles; • consumer demand; • our ability to grow and manage growth profitably; • the possibility that we may be adversely affected by economic, business, and/or competitive factors; • market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers; • our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects; • the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation; • the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice; • customer disputes related to the performance of services; • disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion; • our ability to replace non-recurring projects with new projects; • the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures; • the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements; • fluctuations in maintenance, materials, labor and other costs; • our beliefs regarding the state of the renewable wind energy market generally; and • the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our quarterly reports, other public filings and press releases. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. This presentation shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The Company will file a registration statement relating to the rights offering with the Securities and Exchange Commission. The rights offering will be made only by means of a prospectus. The securities in the rights offering may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Copies of the prospectus, when it becomes available, will be mailed to all eligible shareholders as of the rights offering record date and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov. 1 Infrastructure and Energy Alternatives

Transaction Overview . Raising additional Series B Preferred Stock (“Series B-3 Preferred”) and Warrants to purchase common stock (“Warrants”) to pay down debt ‒ $80 million funded by Ares(1) at close ‒ Commitment for an additional $30 million split 50/50 between Ares and Oaktree(2)(3) ‒ Company is required to repay $110 million of the Term Loan with the proceeds from the initial $80 million funding and a combination of excess cash; proceeds from the rights offering; additional issuance of Series B-3 Preferred pursuant to the commitment . Exchanging half of the outstanding Series A Preferred for Series B-3 Preferred to reduce potential share dilution for common stockholders(3) ‒ Existing Series A Preferred remains convertible into common stock at a 10% discount to 30-day VWAP ‒ Series B-3 Preferred is not convertible(4) . Subject to SEC approval, launching a rights offering to public stockholders not participating in the Series B-3 Preferred transaction for up to $15 million of Series B-3 Preferred(3) to give public stockholders the opportunity to participate on the same terms as Ares and Oaktree in the new financing ‒ Company required to file a form S-1 registration statement to conduct the rights offering ________________________ (1) Funds managed by the Private Equity Group of Ares Management Corporation (“Ares”). (2) The Company is obligated to draw on the commitments in the event it is not able to pay down the credit facility with excess cash and proceeds from the rights offering to levels required under the equity commitment agreement. (3) Any additional Series B-3 Preferred issued pursuant to the commitment, exchange of the Series A Preferred or the rights offering will receive warrants at a rate of 5.5 per $160 of Series B-3 Preferred. (4) Series B-3 Preferred is only convertible if the Company fails to mandatorily redeem the Series B Preferred in 2024. 2 Infrastructure and Energy Alternatives

Summary of Selected Terms

	Initial Closing	Series A Exchange	"First" Commitment	"Second" Commitment	Rights Offering
Description	• Purchase of an additional \$80 million of Series B-3 Preferred and 3,568,750 Warrants • Proceeds used to repay the Company's term loan	• 50% of Series A Preferred (~\$19.1 million[(1)]) exchanged into Series B-3 Preferred at the Series A liquidation preference (i.e., par, including unpaid accumulated and compounded dividends) and 657,383[(1)] Warrants	• Commitment from the date of the initial closing through 12/31/2019 to purchase up to \$15 million of Series B-3 Preferred and 515,625 Warrants • Commitment must be drawn if the Company does not have sufficient excess liquidity to repay an additional \$15 million of debt by 12/20/19[(2)]	• 180 day commitment from the date of the initial closing to purchase up to \$15 million of Series B-3 Preferred and 515,625 Warrants • Commitment must be drawn to the extent that rights offering and excess liquidity are not sufficient to repay an additional \$15 million of debt	• Public stockholders will have the transferable right to purchase up to \$15 million of Series B-3 Preferred and Warrants
Gross Proceeds	\$80 million	—	Up to \$15 million	Up to \$15 million	Up to \$15 million
Investor(s)	Ares	Oaktree	50% Oaktree / 50% Ares	50% Oaktree / 50% Ares	Public stockholders
Selected Terms	• 13.5% cash dividend rate • 15.0% PIK dividend rate • Cash dividend rate steps down to 12% once leverage as defined under the credit agreement is less than or equal to 1.5x	• Series B-3 Preferred issued in exchange will have the same terms as initial closing • Other terms of the remaining Series A will be unchanged • Series A Preferred exchange to close simultaneously with initial closing	• Commitment fee: \$375k payable at closing • Commitment length: From closing through 12/31/2019 • Duration fees: Payable on any committed but uninvested amounts on the respective anniversaries as follows: - 45 days: \$150k • Same terms as the initial closing when drawn	• Commitment fee: \$375k payable at closing • Commitment length: 180 days • Duration fees: Payable on any committed but uninvested amounts on the respective anniversaries as follows: - 45 days: \$150k - 90 days: \$187.5k - 180 days: \$225k • Same terms as the initial closing when drawn	• Each right will entitle public stockholders to subscribe for up to the greater of \$2.25 million and its pro rata share based on shares owned (subject to pro rata oversubscription cutback) and \$50k minimum investment per investor (and a right to participate at the minimum), at a price of \$1,000 per share of Series B-3 Preferred Stock and Warrants • Rights offering expected to be launched in first quarter of 2020

Note: This summary is not a complete representation of all of the terms of the Series B-3 Preferred and related transactions and should be read in conjunction with the definitive transaction documentation.
(1) Assumes closing date of November 14, 2019.
(2) The Company must also have at least \$125 million of liquidity or at least \$107.5 million of liquidity and Adjusted EBITDA for 2019 of at least \$100 million to not draw the commitment.

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Pro Forma Capitalization

($ in millions)	6/30/19 As Reported	Series B-2 Preferred (Completed 8/30/19)	Series B-3 Preferred Initial Close	Series A Exchange	Pro Forma
Cash	$20.3	$31.9	($8.5)	-	$43.7
Debt					
Revolving Credit Facility	$12.9	($12.9)	-	-	-
Term Loan	285.0	-	(80.0)	-	205.0
Capital Leases and Other Debt	82.2	-	-	-	82.2
Total Debt	$380.1	($12.9)	($80.0)	-	$287.2
Preferred & Common Equity[(2)]					
Series A Preferred Stock	36.9	-	-	(18.5) [(1)]	18.5
Series B Preferred Stock	51.0	50.0	80.0	18.5	199.5
Common Stockholders Equity	(135.2)	-	-	-	(135.2)
Total Preferred & Common Equity	($47.2)	$50.0	$80.0	-	$82.8
LTM Debt Covenant Adjusted EBITDA[(3)]	$91.1				$91.1
Net Debt / LTM Debt Covenant Adjusted EBITDA[(3)]	4.0x		Significant reduction in leverage		2.7x

Upon the initial Series B-3 close, Ares will have invested $160 million in IEA over the past six months

Note: Fees and expenses are estimated as of the time of announcement and subject to change.
(1) Based on 6/30/19 liquidation preference. The actual amount of Series A to be exchanged is estimated to be $19.1 million assuming a November 14, 2019 closing date.
(2) Series B Preferred Stock is classified as part of debt and equity on the balance sheet in the Company's June 30, 2019 form 10-Q.
(3) See page 11 for LTM Debt Covenant Adjusted EBITDA reconciliation as of 6/30/2019.

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Key Transaction Benefits . Significant debt reduction, improved credit metrics and increased financial flexibility: • Immediate $80 million repayment of term loan; committed capital available for additional repayments of $15 million required under the equity commitment agreement by each of 12/31/19 and 5/12/20(1) for a total of $110 million • Reduces Net Debt / LTM Debt Covenant Adjusted EBITDA(2) from 4.0x to 2.7x(3) . Triggers step downs in the interest and distribution rates on term loan and existing Series B Preferred and will allow all preferred stock distributions to be paid in cash rather than PIK • Savings from interest rate step downs partially offset by repaying term loan with proceeds of Series B-3 Preferred Stock that has a higher dividend rate . Increases liquidity by enabling release of letters of credit pledged for certain contracts . Expected improved access to bonding to support continued growth through strengthened balance sheet . Eliminates half of the potential dilution to common shareholders that could have come from holders converting the Series A Preferred into common stock at 10% discount to 30-day VWAP . Gives common shareholders the right to participate in the Series B-3 Preferred on substantially the same terms as the private equity investors through the rights offering . Solidifies relationship with Ares, a strong financial partner ________________________ (1) Assumes a closing date of November 14, 2019 for the transaction. (2) See page 11 for LTM Debt Covenant Adjusted EBITDA reconciliation as of 6/30/2019. (3) Only contemplates $80 million repayment of term loan. See page 4 for further details. 5 Infrastructure and Energy Alternatives

Fixed Charges Significantly Reduced

Rates (%)

	Comments	Q2 Actual	Pro Forma For Transactions[1]	Basis Points Increase / (Decease)
Term Loan	▪ Below 2.67x net leverage spread decreases	L+825	L+675	(150) bps
Series B Preferred	▪ Below 3.30x net leverage or if $50 million of additional equity capital is raised, dividend rate decreases ▪ Below 1.5x net leverage, cash dividend rate further decreases to 12.0%	18.0% / 15.0%[2]	15.0% / 13.5%[2]	(300) / (150) bps[2]

Fixed Charges on Outstanding Debt[3] ($mm)

	Annualized Q2 Run-Rate	Annualized Run-Rate Pro Forma for Transactions[1]
Revolving Credit Facility Interest	$0.8	-
Term Loan Interest	29.3	18.0
Term Loan Amortization	30.0	-
Capital Leases and Other	32.4	32.4
Total	$92.5	$50.4

(1) Pro forma for Series B-2 Preferred and Series B-3 Preferred initial closing.
(2) Represents eligible PIK and cash distribution rates, respectively.
(3) Does not include distributions on Series A or Series B Preferred that may be paid-in-kind or paid in cash.

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Significant Deleveraging Without Material Dilution

Share and Share Equivalents in Millions	6/30/19 As Reported	Series B-2 Preferred (Completed 8/30/19)	Series B-3 Preferred Initial Close	Series A Exchange	Pro Forma for Transactions
Reported Common Shares Outstanding	22.3	-	-	-	22.3
Penny Warrants	2.5	0.9	3.6	0.7	7.7
"Economically" Outstanding Shares	24.8	0.9	3.6	0.7	29.9
Potentially Dilutive Securities					
Series A Preferred[1]	11.4	-	-	(5.7)	5.7
Options & RSUs[2]	2.7	-	-	-	2.7
Out-of-the-money Warrants[3]	8.5	-	-	-	8.5
Earn-out Shares[4]	2.5	-	-	-	2.5
Anti-dilution Shares[5]	1.5	0.5	1.9	(1.4)	2.5
Sub-total	26.6	0.5	1.9	(7.1)	21.9
Total	51.4	1.4	5.5	(6.5)	51.8

Significant deleveraging achieved without meaningful share dilution on a fully diluted basis

(1) Assumes Series A Preferred liquidation preference as of June 30, 2019 converted at 10% discount to the 30-day VWAP as of October 28, 2019 ($3.60). The actual Series A liquidation preference to be exchanged is estimated to be $19.1 million assuming a November 14, 2019 closing date.
(2) Represents 646,405 Options with strike prices greater than $10.37; 1,292,552 time-based RSUs with earliest vesting date March 2020; 169,494 RSUs with at least $12.00 vesting share price; 648,323 RSUs based on 2019 EBITDA performance.
(3) Represents Warrants with an exercise price greater than $11.50.
(4) Earn-out shares vest subject to the Company's performance in 2019.The maximum number of earnout shares that could be issued is 9 million. Based on guidance for 2019, the earn-out shares would be between 0 and 2.5 million.
(5) Includes anti-dilution protection from Series B-1 Preferred, Series B-2 Preferred, Series B-3 Preferred initial close and Series B-3 Preferred (Series A Exchange).

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Pro Forma Common Ownership Following Initial Close – “Economically” Outstanding Shares “Economically” Outstanding Shares = 29,922,811 Oaktree 31% Other 40% Ares 20% Management 9%(1) ________________________ (1) Includes shares owned by senior management that are held through an Oaktree investment vehicle. 8 Infrastructure and Energy Alternatives

Sure Footing Going into 2020 . Net Debt / LTM Debt Covenant Adjusted EBITDA(1) reduced from 4.0x to 2.7x pro forma for the transactions . Improved liquidity with full availability on the $50 million revolving line of credit • Option to increase availability by $25 million once Net Debt / LTM Debt Covenant Adjusted EBITDA is less than 2.67x . Expect to have improved availability of bonding in support of growing revenue pipeline as a result of stronger balance sheet . $2.6 billion of backlog providing strong visibility across all segments into 2020 and 2021(2) ($ in millions) Expected Backlog Roll-off by Year(2) $485 $2,598 $1,286 $827 Q3 -Q4 2019 2020 2021+ Total ________________________ (1) See page 11 for LTM Debt Covenant Adjusted EBITDA reconciliation as of 6/30/2019. (2) Estimated backlog as of June 30, 2019 represents the amount of revenue we expect to realize from the uncompleted portions of existing construction contracts, including new contracts under which work has not begun and awarded contracts for which the definitive project documentation is being prepared, as well as revenue from change orders and renewal options. 9 Infrastructure and Energy Alternatives

Appendices

Non-U.S. GAAP Financial Measures We define EBITDA as net income (loss), determined in accordance with GAAP, for the period presented, before depreciation and amortization, interest expense and provision (benefit) for income taxes. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization, interest expense, provision (benefit) for income taxes, restructuring expenses, acquisition or disposition related expenses, non-cash stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure and, when considered along with other performance measures, is a useful measure as it reflects certain drivers of the business, such as revenue growth and operating costs. We believe Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not consider certain requirements, such as capital expenditures and depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. 10 Infrastructure and Energy Alternatives

Adjusted EBITDA Reconciliation

($000s)

	Three Months Ended				LTM
	9/30/18	12/31/18	3/31/19	6/30/19	6/30/19
Net income (loss)	$5,736	$10,985	($22,889)	$6,208	$40
Interest expense, net	1,579	8,120	10,367	11,496	31,562
Provision (benefit) for income taxes	870	(11,475)	(8,629)	6,112	(13,122)
Depreciation and amortization	2,614	10,108	12,017	11,784	36,523
EBITDA	$10,799	$17,738	($9,134)	$35,600	$55,003
Adjustments					
Transaction costs[1]	$149	-	-	-	$149
Diversification SG&A[2]	911	972	-	-	1,883
Consulting fees & expenses[3]	72	5	-	-	77
Non-cash stock compensation expense[4]	500	572	1,039	722	2,833
Merger and acquisition costs[5]	6,914	8,190	-	-	15,104
Acquisition integration costs[6]	-	-	3,380	3,084	6,464
Loss on debt extinguishment[7]	1,835	-	-	-	1,835
Contingent consideration fair value adjustment[8]	-	(46,291)	-	(18,835)	(65,126)
Adjusted EBITDA (as reported)	$21,180	($18,814)	($4,715)	$20,571	$18,222
Debt Convenant Adjustments					
Results of acquisitions not included in as reported results[9]	$16,736	$2,985	-	-	$19,721
Other adjustments allowable under credit agreement[10]	5,431	40,257	3,601	3,863	53,152
Debt Covenant Adjusted EBITDA	$43,347	$24,428	($1,114)	$24,434	$91,095

Note: See page 13 for footnotes to Adjusted EBITDA reconciliation.

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Covenant Net Debt Reconciliation ($000s) As of 6/30/19 Term loan $285,000 Line of credit 12,900 Debt - Series B Preferred Stock (including PIK interest) 51,025 Commercial equipment notes 4,488 Total principal due for long-term debt $353,413 Credit Agreement Adjustment for Net Debt Covenant Calculation: Less: Cash ($20,311) Capital leases 77,750 Less: Debt - Series B Preferred Stock (including PIK interest) (51,025) Net debt for covenant calculation $359,827 12 Infrastructure and Energy Alternatives

Footnotes to Adjusted EBITDA 1. Transaction costs include legal, consulting, filing and other costs associated with the acquisition of IEA Energy Services by MIII Acquisition Corp. and the subsequent public listing of IEA securities on the NASDAQ stock exchange. 2. Diversification selling, general and administrative reflects the costs, including recruiting, compensation and benefits for additional personnel, associated with IEA beginning to expand into electrical transmission work and corresponding services, which were historically subcontracted to third parties. These costs currently did not have corresponding revenue in fiscal year 2018. 3. Consulting fees and expenses represents consulting and professional fees and expenses in connection with the merger with MIII Acquisition Corp. 4. Non-cash stock compensation expenses. 5. Merger and acquisition costs include legal, consulting, travel, personnel and other costs associated with our original Merger to become a public company in the first quarter of 2018 or acquisition activity related to our two acquisitions completed in the third and fourth quarter of 2018. 6. Acquisition integration costs include legal, consulting, personnel and other costs associated with integration activity. 7. Expense of previously deferred financing fees in connection with refinancing the Company's credit facility in September 2018. 8. Reflects a $46.3 million and $18.8 million adjustment to the fair value of its contingent consideration incurred in connection with the Merger. The merger agreement required the Company to issue additional shares of our common stock to the Seller if certain EBITDA targets for 2018 and 2019 were achieved. The 2018 target was not achieved due to extreme weather conditions, and the Company may be required to issue additional such shares with the amount to depend on whether the 2019 EBITDA target is met. 9. Results of acquisitions not recorded in results reflects the combined adjusted EBITDA for the third and fourth quarter of 2018 for the Company’s acquisitions based on the timing of those acquisitions. 10. Other adjustments includes items that are allowable under the credit agreement as addbacks to adjusted EBITDA to derive the debt covenant calculation and include, but are not limited to, extreme weather-related expenses, synergies, and other restructuring costs. 13 Infrastructure and Energy Alternatives